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                                                                    Exhibit 10.1

                                 PROMISSORY NOTE
                                 ---------------

$2,000,000
                                                                Phoenix, Arizona
                                                                  March 15, 1999

         FOR VALUED RECEIVED, and intending to be legally bound hereby, INNSUITES HOSPITALITY TRUST, an Ohio real estate investment trust, having an office at 1625 E. Northern Avenue, Suite 201, Phoenix, Arizona 85020 ("Maker") hereby promises to pay to the order of James Wirth, 5700 E. Glen Drive, Paradise Valley, Arizona 85253 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

                  (A) Commencing on March 15, 2000, and on the first day of each succeeding March thereafter, through and including March 15, 2004, annual payments of accrued but unpaid interest on the outstanding principal balance hereunder; and

                  (B) On March 15, 2004 (the "Maturity Date"), one payment in the amount of the then unpaid principal balance hereunder, accrued but unpaid interest hereunder and all sums and charges due and unpaid by Maker (collectively, the "Indebtedness").

                  Payments shall be applied first to any charges or sums (other than principal and interest) due and payable by Maker, second to accrued and unpaid interest on the principal balance hereof, and then to further reduce the principal balance of this Note.

                  Maker shall have the right at any time during the term of this Note to repay all or part of the unpaid principal amount of the Indebtedness, together with any accrued and unpaid interest thereon and any other sums or charges due hereunder without any prepayment premium or penalty.

                  Maker hereby waives for itself and, to the fullest extent not prohibited by applicable law, for any subsequent lienor, any right Maker may now or hereafter have under the doctrine of marshaling of assets or otherwise which would require Payee to proceed against certain property before proceeding against any other property.

                  Maker hereby agrees that in the event any installment of principal or interest is not paid when due or the entire Indebtedness is not paid when due, then the rate of interest on this Note shall, at the election of Payee upon ten (10) days prior written notice, each of which is hereby expressly waived, be increased to nine and 00/100 percent (9.00%) per annum or the highest rate for which the parties may agree under applicable law, whichever is less (the "Default Rate"). Maker shall be obligated thereafter to pay interest on the then unpaid principal balance of the Indebtedness


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at the Default Rate, both before and after judgment, to be computed from the due date through and including the date of actual receipt of the overdue payment, whether a quarterly installment of interest or the entire Indebtedness. Nothing herein shall be construed as an agreement or privilege to extend the date of the payment of any installment of, or the entire, Indebtedness, nor as a waiver of any other right or remedy accruing to Payee.

                  In the event that any regular quarterly payment of interest herein provided shall not be received by Payee on the date such payment is due, Payee shall have the right to assess Maker a late payment charge in the amount of two percent (2.0%) of such overdue quarterly installment, which shall become immediately due to Payee as agreed compensation to Payee for the additional costs and expenses reasonably expected to be incurred by Payee by reason of such nonpayment. Maker acknowledges that the exact amount of such costs and expenses may be difficult, if not impossible, to determine with certainty, and further acknowledges and confesses the amount of such charge to be a consciously considered, good faith estimate of the actual damage to Payee by reason of such default. The Default Rate will only accrue for periods of delinquent quarterly installments except for such quarters when Payee accepts late payments of installments accompanied by a late payment charge as specified above.

                  Upon any of the following events ("Event(s) of Default"), at the election of Payee, the entire unpaid principal balance of the Indebtedness, together with all accrued but unpaid interest thereon at the Default Rate and all other sums or charges due hereunder, shall become due and payable:

                  (a) Maker's failure to pay when due any installment required to be paid hereunder, on or before the tenth (10th) day following the applicable due date;

                  (b) Maker's failure to pay when due any other payment required under this Note, subject to any notice and applicable grace period, if any;

                  (c) Maker's breach of any other covenant or agreement herein and such breach remains uncorrected at the expiration of any applicable grace period expressly provided for herein;

                  (d) if in any creditor's proceeding Maker consents to the appointment of a receiver or trustee for any of its property;

                  (e) if any order, judgment or decree shall be entered, without the consent of Maker, upon an application of a creditor approving the appointment of a receiver or trustee for any of its property, and such order, judgment, decree, or appointment is not dismissed or stayed with appropriate appeal bond within sixty (60) days following the entry or rendition thereof; or


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                  (f) if Maker (i) makes a general assignment for the benefit of creditors, (ii) fails to pay its debts generally as such debts become due, (iii) is found to be insolvent by a court of competent jurisdiction, (iv) voluntarily files a petition in bankruptcy or a petition or answer seeking a readjustment of debts under any state or federal bankruptcy or like law, or (v) any such petition is filed against Maker and is not vacated or dismissed within sixty (60) days after the filing thereof.

Notice of such election by Payee is hereby expressly waived as part of the consideration for this loan. Nothing contained herein shall be construed to restrict the exercise of any other rights or remedies granted to Payee hereunder upon the failure of Maker to perform any provision hereof.

                  If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs incurred by Payee, including without limitation reasonable attorneys' fees to the fullest extent not prohibited by law, and all expenses incurred in connection with the protection or realization of any collateral, whether or not suit is filed hereon or on any instrument granting a security interest.

                  Maker hereby expressly acknowledges and represents that the Indebtedness is for a business purpose and not for consumer or household purposes.

                  Maker hereby waives demand, presentment for payment, protest, notice of protest, notice of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly consents to any extension of time of payment hereof, release of any party primarily or secondarily liable hereunder or of any of the security for this Note, acceptance of other parties to be liable for any of the Indebtedness or of other security therefor, or any other indulgence or forbearance which may be made, without notice to any party and without in any way affecting the liability of any party.

                  No failure by Payee to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any time or from time to time thereafter.

                  This Note shall be construed and enforced according to, and governed by, the laws of the State of Arizona.

                  Any notice required hereunder shall be in writing, and shall be given to the party to receive the notice by personal delivery or by certified mail, postage prepaid, return receipt requested, as follows:

                  if to Payee, then addressed to Payee at 5700 E. Glen Drive, Paradise Valley, Arizona 85253, (Tel. (602) 596-0224, Fax (602)
         596-0225), with a copy to James W. Reynolds, Esq., Dillingham Cross, P.L.C., 5080 N. 40th Street, Suite 335, Phoenix, Arizona 85018 (Tel.
         (602) 468-1811, Fax (602) 468-0442);



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                  if to Maker, then addressed to Maker at 1625 E. Northern
         Avenue, Suite 201, Phoenix, Arizona 85020, Attn: President, with a copy to James B. Aronoff, Esq., Thompson Hine & Flory, LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 (Tel. (216) 566-5500, Fax
         (216) 566-5800).

                  Any party may, by notice in writing, designate another address as a place for service of notice. Such notices shall be deemed to be received when delivered, if delivered in person, or seven (7) business days after deposited in the United States mails, if mailed as hereinabove provided.

                  By acceptance of this Note, Payee covenants and agrees that, upon payment in full of the then unpaid principal balance of this Note, together with all unpaid interest and other sums payable to Payee under this Note, (a) this Note shall be fully satisfied, (b) Payee shall promptly mark this Note as being paid in full, satisfied and discharged and shall return the same to Maker.



                                          INNSUITES HOSPITALITY TRUST,
                                            an Ohio real estate investment trust


                                          By:  /s/  Marc E. Berg
                                             -----------------------------------
                                             Name:    Marc E. Berg
                                             Title:   Executive Vice President